Exhibit (a)(3)
Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
National Vision, Inc.
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON AUGUST 31, 2005, UNLESS THE OFFER IS EXTENDED.
      As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.01 per share (the “Shares”), of National Vision, Inc., a Georgia corporation (the “Company”), together with the associated rights (the “Rights”) to purchase Series A Participating Cumulative Preferred Stock, par value $0.01 per share, issued pursuant to the Rights Plan dated as of January 17, 1997, between the Company and American Stock Transfer & Trust Company, a New York banking corporation (as amended from time to time, the “Rights Agreement”) are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Unless the context otherwise requires, all references herein to the Shares shall be deemed to include the Rights, and all references to the Rights include the benefits that may inure to holders of Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.
The Depositary:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	New York, NY 10038
Brooklyn, NY 11219
By Facsimile Transmission:
718-234-5001
Confirm By Telephone:
877-248-6417
      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.
      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
      The guarantee on the reverse side must be completed.

Ladies and Gentlemen:
          The undersigned hereby tenders to Vision Acquisition Corp., a Georgia corporation (the “Purchaser”) and a wholly owned subsidiary of Vision Holding Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase dated July 28, 2005 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Name(s) of Record Holder(s):
Please Print
Address(es):

Zip Code
Daytime Area Code and Tel. No.:

Signature(s):

Number of Shares:

Certificate Nos. (if available):

(Check box if Shares will be tendered by book-entry transfer)
☐ The Depository Trust Company
Account Number:

Transaction Code No.:

Dated:	, 2005

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act (each an “Eligible Institution”), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.
      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:

Address:

Zip Code
Area Code and Tel. No:

Authorized Signature:

Name:

Please Print or Type
Title:

Dated: ______________________________ , 2005

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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